FIRST AMENDMENT TO 8% CONVERTIBLE REDEEMABLE NOTES

For good and valuable consideration, AVALANCHE INTERNATIONAL, CORP., a Nevada corporation, (the "Company"), and UNION CAPITAL, LLC (the "Holder") hereby agree that the 8% Convertible Redeemable Notes issued from the Company to the Holder and dated May 11, 2015 (a front end note and a back end note, which are collectively, be referred to as the "Notes'') shall be amended as follows:

1.   Beginning on the date hereof and for a period of ninety (90) days thereafter, Holder shall, in any thirty (30) day period, convert no more than ten percent (10%) of the principal amount of the Note due and owing on the date hereof to common stock of the Company.

2.    At any time after the expiration of the ninety (90) day period described above, the Company may prepay the Note in accordance with the terms, requirements, and premiums for such prepayment, as set forth in Section 4(c) of the Note, which are applicable to a prepayment made between 151 to 180 days after issuance of the Note.

3.   The conversion discount set forth in Section 4(a) of the Notes shall be increased by 5% from 60% to 55% (resulting in an effective conversion discount of 45% instead of 40%)

4.   The lookback period set forth in Section 4(a) of the Notes shall be increased from twenty (20) days to twenty five (25) days.

5.   The prepay premium set forth in Section 4(c) of the front end (144) note shall be increased to 150% during the 90 day extension period. Once the back end note has been cash funded, the prepay premium will also increase to 150% during the 90 day extension period.

6.   The parties also agree that the term of collateralized note issued by the Holder to the Company on May 11, 2015 shall be extended until May 11, 2016.

All other terms of the Note not modified by the terms of this Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, this First Amendment to 8%Convertible Redeemable Note has been executed effective January 22, 2016.

"Company":

AVALANCHE INTERNATIONAL, CORP.

By: /s/ Phillip Mansour

Its: President

Print Name: Phillip Mansour

“Holder”:

UNION CAPITAL, LLC

By: /s/ Yakov D. Borenstein

Its: Member

Print Name: Yakov D. Borenstein

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